Exhibit 10.1

AGREEMENT

This agreement (“Agreement”) is effective as of the Effective Date (as defined in Section 12 below) between Vertical Networks, Inc. (“VNI”), a California corporation, and ARTISOFT, Inc. (“ARTISOFT”), a Delaware corporation.  VNI and ARTISOFT agree as follows:

1.                                      DEFINITIONS.

“C-Data Patent” means any Letters Patent and patent applications listed in Attachment A, any foreign patent corresponding thereto, and/or any patents that may issue or reissue therefrom, any divisions, continuations, continuation-in-part (but, with respect to new subject matter claimed in such continuation-in-part, has an invention date prior to the Effective Date), patent term extensions, or reexaminations of any of the foregoing.

“Licensed Product” means any product or part thereof, the manufacture, use, or sale of which is covered by a valid claim of an issued, unexpired C-Data Patent.  A claim of an issued, unexpired C-Data Patent shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken.

2.                                      GRANT.  Subject to the terms and conditions of this Agreement, VNI hereby grants and ARTISOFT hereby accepts a non-exclusive, transferable (subject to the restriction set forth in Section 13 below), sublicensable (but only as expressly provided in Sections 3.3 and 3.4 below), worldwide, irrevocable, royalty-free license to the C-Data Patents to make, have made, use, import, export, sell and distribute Licensed Products, and to practice any methods or processes covered by a valid claim of an unexpired C-Data Patent, or to otherwise make, have made, use, import, export, sell, distribute, practice or have practiced anything covered by a valid claim of an unexpired C-Data patent during the Term.

3                                         TRANSFER OF C-DATA PATENTS.

3.1                                 A.                                   Subject to the license grant to ARTISOFT in Section 2 above (which shall remain in effect after such assignment), VNI shall assign within 270 days after the Effective Date all of the C-Data Patents to a third party, un-related and unaffiliated patent licensing/enforcement company (provided that an entity with which Alan Loudermilk is affiliated shall not be deemed to be related or affiliated to VNI as a result of his prior or continuing relationship with VNI) formed solely for the purposes described herein (“C-DATA CO.”).  If VNI fails to assign the C-Data Patents to C DATA CO. within such 270-day period, then VNI shall assign the C-Data Patents to ARTISOFT.  As a condition of the C-Data Patent assignment, C-DATA CO. may only prosecute, maintain, license, and enforce the C-Data Patents, and perform all activities reasonably necessary in order to carry out the foregoing.  Any other use of the C-Data Patents by C-Data Co. is expressly prohibited.

B.                                     C-DATA CO. shall initially be limited to pursuing licensing with and/or enforcement against the companies listed in Attachment B.  ARTISOFT shall have the right for 180 days after the Effective Date to remove a company from this list for which ARTISOFT has a “Specified Basis” for such removal.  A Specified Basis is defined as (i) an existing business relationship between ARTISOFT and such company, (ii) a reasonable, good faith belief that a prospective business relationship (inclusive of acquisition target) between ARTISOFT and such company is imminent, or (iii) the existence of patent infringement conflict between ARTISOFT and such company, in each case which ARTISOFT can demonstrate through reasonable documentation or other reasonable means.  At the end of the 180-day period, no company will be removed from the list without the Governance Committee’s approval as described in Section 3.2 below.  C-DATA CO. shall have the unrestricted right to pursue any company that remains on the list for licensing/enforcement of the C-Data Patents.  At no time may C-DATA CO. pursue licensing with or enforcement against any company that is not listed in Attachment B.

3.2                                 A Governance Committee consisting of one representative of each of VNI, ARTISOFT, and C-DATA CO. (initially, Scott Pickett for VNI, Bill Tauscher for ARTISOFT, and a third person representing C-DATA CO.) shall approve the deletion of companies from the list in Attachment B after the initial 180-day period.  After the initial 180-day period, the deletion of companies from the list in Attachment B shall require unanimous approval among the three representatives. C-DATA CO. shall have the right to add entities to the list in Attachment B by notifying VNI and ARTISOFT, but ARTISOFT shall have 120 days from receipt of such notice to object for a Specified Basis; only if ARTISOFT does not so object, shall such company be added to the list in Attachment B and C-DATA CO. would be free to pursue such company for licensing/enforcement of the C-Data Patents.  The Governance Committee shall be formed by contractual arrangement as part of the assignment agreement transferring ownership of the C-Data Patents to C-DATA CO.  Any party may change its representative upon written notice to the other party and C-DATA CO.

3.3                                 If after 180 days after the Effective Date, an operating company that is not listed in Attachment B files a complaint in a court of competent jurisdiction asserting that ARTISOFT infringes valid patents owned by such entity (such entity being a “Plaintiff”), and serves such complaint against ARTISOFT, then upon notice of such complaint from ARTISOFT, the Governance Committee shall meet and confer as to whether it is appropriate for (i) C-DATA CO. to seek enforcement of the C-Data Patents against such Plaintiff or (ii) ARTISOFT to grant a non-transferable, non-sublicensable, sublicense of the C-Data Patents to such Plaintiff in final settlement of such complaint, provided that if the Governance Committee cannot agree, then ARTISOFT will have the right to grant a non-transferable, non-sublicensable, non-exclusive sublicense under the C-Data Patents to the Plaintiff but only in final settlement of such complaint and only to make, use and sell products.  If ARTISOFT receives any consideration relating to or in connection with such sublicense or settlement, then parties shall share such consideration in the proportions agreed to among the parties in Section 4 below.

3.4                                 If after 180 days after the Effective Date, ARTISOFT desires to enter into a commercial arrangement involving the C-Data Patents with an operating company that is not listed in Attachment B because such company (i) has not been established by the Effective Date, or (ii) has not by the Effective Date released commercially available products that could infringe the C-Data Patents, then ARTISOFT may seek written approval from the Governance Committee for such company to obtain a license under the appropriate C-Data Patents (under either a direct license from C-DATA CO. or a sublicense from ARTISOFT, as the parties mutually deem appropriate) under terms that are commercially customary and consistent with terms and conditions then offered by C-DATA CO. and which compensate C-DATA CO. for lost revenue. The Governance Committee will not unreasonably withhold such approval.  However, without the consent of the Governance Committee, ARTISOFT may grant sublicenses to any operating company unless that company (x) is listed in Attachment B, or (y) meets one of the criteria described in clause (i) or (ii). In the event that a company meets one of the criteria described in clause (i) or (ii), and if C-Data wishes to add such company to the list in Attachment B, the procedure set forth in Section 3.2 will govern and apply to such request.

3.5                                 Except as expressly set forth herein, the C-Data Patents shall not be sold, leased or otherwise transferred (either through a sale of specific patent rights or a sale of C-DATA CO.) without the unanimous approval of the Governance Committee. VNI shall not commence any activities, including licensing or enforcement activities, with respect to the C-Data Patents (beyond the litigation identified in Attachment D currently being pursued by VNI, which litigation VNI shall be free to pursue.)

3.6                                 Any costs associated with the licensing, enforcement, and maintenance of the C-Data Patents will be the responsibility of C-DATA CO.

4.                                      INFRINGEMENT BY OTHERS:  PROTECTION OF PATENTS.  ARTISOFT shall promptly inform VNI of any suspected infringement of any C-Data Patent by a third party.  If VNI receives any proceeds from licensing or enforcement of the C-Data Patents from C-DATA CO., VNI shall (i) pay ARTISOFT 37.5% of such proceeds, and (ii) Scott Pickett 2.5% of such proceeds, and (iii) retain 60% of such proceeds.  VNI shall make each such payment within 30 days after the end of the calendar quarter in which such proceeds are received.  VNI currently anticipates that C-DATA CO. shall receive approximately 33% share of gross proceeds from the licensing or enforcement of the C-Data Patents before paying out any proceeds to VNI; provided, however, that C-DATA CO. shall not be authorized to retain more than 40% without the written consent of ARTISOFT.  After deducting the costs and expenses actually incurred related to prosecuting and maintaining the C-Data Patents and procuring such proceeds, C-DATA CO shall remit to VNI all remaining proceeds resulting from licensing or enforcement of the C-Data Patents.  VNI and C-DATA CO. (as a condition of the C-Data Patent assignment) shall maintain complete and accurate records of all transactions relating to the licensing and enforcement of the C-Data Patents, including but not limited to, any amounts received in connection therewith and the basis for receiving such amounts.  VNI and C-DATA CO. (as a condition of the C-Data Patent assignment) shall permit ARTISOFT to inspect such records from time to time upon reasonable prior written notice and to make copies thereof, for purposes of confirming the accuracy of any payments made to ARTISOFT hereunder.  VNI shall promptly pay the amount of any underpayment within 30 days after the size of such underpayment is determined by the parties, and if it is determined that such underpayment is more than five percent (5%), VNI shall reimburse ARTISOFT for the reasonable expenses incurred by ARTISOFT to conduct such inspection.

5.                                      INVENTIONS.  VNI and ARTISOFT acknowledge that ARTISOFT may create inventions, trade secrets, improvements, extensions, and/or modifications, based on the C-Data Patents and that any and all such inventions, trade secrets, improvements, extensions, and modifications, related intellectual property rights (including but not limited to any and all rights that may exist in a specified jurisdiction under patent law, copyright law, publicity rights law, moral rights law, trade secret law, trademark law, unfair competition law or other similar protections, whether or not such rights are registered or perfected), and any patent applications and patents related thereto, shall be solely owned by ARTISOFT.

6.                                      ASSISTANCE OF ARTISOFT PERSONNEL.   To the extent C-DATA CO. requires the assistance of any ARTISOFT personnel for the maintenance, licensing, or enforcement of the C-Data Patents, ARTISOFT will be compensated by C-DATA CO. on an agreed-to basis.

7.                                      NEGATION OF WARRANTIES.

A.                                   VNI represents and warrants to ARTISOFT at the Effective Date that:

(a)                                  VNI is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and has all rights and power necessary to execute, deliver and perform its obligations under this Agreement, including the right to grant the licenses granted hereunder;

(b)                                 the execution, delivery and performance of this Agreement by VNI (a) has been approved by any necessary company action and (b) is not contrary to, or in conflict with, the formation and governance documents of VNI, any material agreement by which VNI is bound or any applicable law;

(c)                                  VNI has received assignment of all right, title and interest in and to the C-Data Patents from each employee and consultant of VNI contributing to the invention thereof; and

(d)                                 VNI has not assigned any interest in the C-Data Patents to any third party.

B.                                     Except as expressly set forth above in Section 7A, nothing in this Agreement is or shall be construed as:

(a)                                  A warranty or representation by VNI as to the validity or scope of any C-Data Patent;

(b)                                 A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

(c)                                  Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of VNI or other persons other than C-Data Patents, regardless of whether such patents or other rights are dominant or subordinate to any C-Data Patent; or

(d)                                 An obligation to furnish any technology or technological information.

C.                                     Except as expressly set forth in this Agreement, VNI MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED.  THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

8.                                      INDEMNITY AND DUTY TO DEFEND.

A.                                   ARTISOFT agrees to indemnify, hold harmless, and defend VNI, and its officers, employees, shareholders, directors, successors and agents from and against any and all liability, costs and damages (including the reasonable fees and expenses of attorneys’ and other professionals) arising from or relating to any claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Licensed Product by ARTISOFT, or its customers.  VNI shall promptly notify ARTISOFT of any claim for which it seeks indemnity, and provided that ARTISOFT agrees to assume all liability relating to such claim, VNI shall permit ARTISOFT to assume sole control over the defense thereof.  VNI shall, at ARTISOFT’s expense, reasonably cooperate with ARTISOFT’s defense thereof.  VNI shall not have any responsibilities or liabilities whatsoever with respect to any Licensed Products.

B.                                     VNI agrees to indemnify, hold harmless, and defend ARTISOFT and its officers, employees, directors, successors and agents from and against any and all liability, costs and damages (including the reasonable fees and expenses of attorneys’ and other professionals) arising from or relating to a breach of the warranties set forth in Section 7A. hereto.  ARTISOFT shall promptly notify VNI of any claim for which it seeks indemnity, and provided that VNI agrees to assume all liability relating to such claim, ARTISOFT shall permit VNI to assume sole control over the defense thereof.  ARTISOFT shall, at VNI’s expense, reasonably cooperate with VNI defense thereof.

C.                                     In the event (i) a complaint is filed against Artisoft pursuant to Section 3.3, and (ii) C-DATA CO. seeks enforcement of the C-Data Patents against such Plaintiff pursuant to Section 3.3, C-DATA CO. will defend ARTISOFT in such litigation against Plaintiff at no expense to ARTISOFT.

9.                                      CONFIDENTIALITY

A.                                   Treatment and Protection.  Each party hereto agrees to (a) hold in strict confidence all confidential information which it received from the other party prior to, or in the course of, this Agreement, (b) use the confidential information solely to perform or to exercise its rights under this Agreement, and (c) not to transfer, display, convey or otherwise disclose or make available all or any part of such confidential information to any third party.  Each party shall take all measures necessary to protect against the disclosure or use of the confidential information as it takes to protect its own proprietary or confidential information (but in any case no less than reasonable measures).

B.                                     No Publicity.  Neither party will issue a press release, advertisement or public statement concerning the existence of this Agreement, its contents or the transactions contemplated by it without the express written consent of the other, provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other party and provide it with a copy of the proposed disclosure prior to making the disclosure).

C.                                     Exclusions.  The term “confidential information” shall not include information that is:

i.                                     in the public domain through no fault of the receiving party or of any other person or entity that is similarly contractually or otherwise obligated;

ii.                                  obtained independently from a third party without an obligation of confidentiality to the disclosing party and without breach of this Agreement; or

iii.                               independently developed by the receiving party without reference to the confidential information of the disclosing party.

D.                                    Disclosures Required by Law.  The receiving party may disclose the confidential information of the disclosing party in response to a valid court order, law, rule, regulation (including any securities exchange regulation), or other governmental action provided that (a) the disclosing party is notified in writing prior to disclosure of the information, and (b) the receiving party assists the disclosing party, at the disclosing party’s expense, in any attempt by the other to limit or prevent the disclosure of the confidential information.

E.                                      Remedies Upon Breach.  Each party agrees that the other party may have no adequate remedy at law if there is a breach or threatened breach of this Section 9 and, accordingly, that either party shall be entitled (in addition to any legal or equitable remedies available to such party) to seek injunctive or other equitable relief to prevent or remedy such breach.

F.                                      Return or Destruction.  Upon the termination or expiration of this Agreement or upon the earlier request of the disclosing party, the receiving party shall (a) at its own expense, (i) promptly return to the disclosing party all tangible confidential information (and all copies thereof) of the disclosing party, or (ii) upon written request from the disclosing party, destroy such confidential information and provide the disclosing party with written certification of such destruction, and (b) cease all further use of the other party’s confidential information, whether in tangible or intangible form.

10.                               MARKING.  In appropriate circumstances, ARTISOFT agrees to mark Licensed Product (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this agreement with the numbers of the applicable C-Data Patent(s).

11.                               LIABILITY LIMITATION.  Except with regard to claims under Section 9 (Confidentiality), and 8 (Indemnity and Duty to Defend) neither party shall be liable for any indirect, special, consequential or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract, or otherwise.

12.                               TERM AND TERMINATION.

12.1                           Unless otherwise terminated as set forth herein, this Agreement shall commence on the Closing Date, as such term is defined in that certain Asset Purchase Agreement, dated of even date herewith, between ARTISOFT and VNI (the “Effective Date”) and terminate upon the last to expire of the C-Data Patents (the “Term”.)

12.2                           ARTISOFT may terminate this Agreement by giving VNI notice in writing at least thirty (30) days in advance of the effective date of termination selected by ARTISOFT.

12.3                           Either party may terminate this Agreement if the other party is in material breach of any provision hereof; and the breaching party fails to remedy any such breach within thirty (30) days after receipt of written notice thereof.

12.4                           Surviving any termination or expiration are:

(a)                                  Any cause of action or claim of ARTISOFT or VNI, accrued or to accrue, because of any breach or default by the other party; and

(b)                                 Sections 7-9 and 11-24.

13.                               ASSIGNMENT.  This Agreement shall be binding upon, and shall inure to the benefit of, the permitted successors and assigns of each party hereto.  This Agreement may be assigned or transferred by ARTISOFT without the prior written consent of VNI to any third party except to a party (or its Affiliates) that is listed on Exhibit B or a party that (i) has not been established by the Effective Date, or (ii) has not released commercially available products by the Effective Date that could infringe the C-Data Licensed Patents hereto (to which no transfer or assignment may occur without the express prior written consent of VNI).  Notwithstanding the foregoing, VNI’s consent shall not be required for any transfer by Artisoft of its entire interest in and to this Agreement if made to a third party in connection with a sale of substantially all of the business of Artisoft to such third party. Subject to the condition set forth in Section 3.1 above, VNI will transfer and assign the C-Data Patents to C-DATA CO. provided that VNI shall notify

ARTISOFT of any such assignment or transfer, and provided further that C-DATA CO. shall take such assignment or transfer subject both to the licenses granted and to C-DATA CO.’s and VNI’s obligations to ARTISOFT hereunder, and shall send ARTISOFT a written acknowledgement such obligations at the time of such assignment.  The C-Data Patents may not be assigned or otherwise transferred to any other party without ARTISOFT’s consent and, further, may only be assigned or otherwise transferred subject to all obligations of C-DATA CO. and VNI under this Agreement.  VNI may transfer and assign this Agreement or any of its rights to receive payment hereunder to any successor entity or to its shareholders without consent, provided that such successor(s) shall assume this Agreement subject to all of the obligations set forth herein.  For the avoidance of doubt, ARTISOFT may elect by notice to VNI to be deemed an intended third party beneficiary of any such assignment or transfer.  Any transfer or assignment in violation of this provision shall be void and of no effect.

14.                               NOTICES.  All notices under this Agreement shall be deemed to have been fully given when done in writing and addressed as follows:

All general notices to ARTISOFT should be sent to:

ARTISOFT, Inc.

5 Cambridge Center

Cambridge, MA 02142

Attention:  Chief Executive Officer

All general notices to VNI should be e-mailed or mailed to:

VERTICAL NETWORKS, INC.

1148 East Arques Avenue

Sunnyvale, CA  94085

Attention: Chief Executive Officer

Either party may change its address upon written notice to the other party.

15.                               WAIVER.  None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

16.                               INDEPENDENT CONTRACTOR.  Nothing in this Agreement is intended or shall be construed to create or establish any agency, partnership or joint venture relationship between the parties.  The parties expressly disclaim such relationship, agree that they are acting solely as independent contractors hereunder and agree that the parties have no fiduciary duty to one another or any other special or implied duties that are not expressly stated herein.  VNI has no authority to act as agent for, or to incur any obligations on behalf of or in the name of, ARTISOFT.

17.                               COMPLIANCE WITH LAW.  Each party agrees to comply with all federal, state and local laws and regulations applicable to this Agreement.  Each party represents and warrants that it is qualified to do business in the geographies in which it will perform its obligations under this

Agreement, and will obtain all necessary licenses and permits, and satisfy any other legal, regulatory, and administrative requirements, necessary to its performance hereunder

18.                               FORCE MAJEURE.  Neither party shall be liable for delay or failure in its performance hereunder to the extent that such delay or failure is caused by an act of God, war, natural disaster, strike, lockout, labor dispute, work stoppage, fire, third-party criminal act, quarantine restriction or act of government, or any other event beyond the reasonable control of that party (an “Excusable Delay”).  In the event an Excusable Delay continues for 30 days or longer, the other party shall have the right, at its option, to immediately terminate this Agreement by giving the party whose performance has failed or been delayed by the Excusable Delay written notice of such election to terminate.

19.                               SEVERABILITY.  If any one or more of the provisions of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision(s) in every other respect and the remaining provisions of this Agreement shall be unimpaired, and this Agreement shall continue in full force and effect, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

20.                               WAIVER.  The failure of either party to insist upon strict performance or to seek remedy for breach of any term or condition of this Agreement, or to exercise any right, remedy or election set forth herein or permitted by law or equity, shall not constitute nor be construed as a waiver or relinquishment in the future of such term, condition, right, remedy or election.  Any consent, waiver or approval by either party of any act or matter shall only be effective if made in writing and signed by an officer of the consenting, waiving or approving party.

21.                               ENTIRE AGREEMENT; AMENDMENT.  This Agreement and any Exhibits and Attachments hereto constitute the entire agreement between the parties with respect to the subject matter and supersede any prior or contemporaneous agreement or understanding, whether written or oral, if any, between the parties.  This Agreement is the result of both parties’ review, discussion and negotiation; therefore, any uncertainties or ambiguities will not be interpreted against a party by virtue of its actual role in preparing this Agreement.  This Agreement may be modified only by a further written agreement signed by both parties.

22.                               COUNTERPARTS; EXECUTION.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.  Execution may be effected by delivery of facsimiles of signature pages (and the parties shall follow such delivery by prompt delivery of originals of such pages).

23.                               APPLICABLE LAW.  This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed, and performed wholly within California.

24.                               HEADINGS.  The headings appearing in this Agreement are inserted for convenience only and shall not be used to define, limit or enlarge the scope of this Agreement or any of the obligations herein

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

VERTICAL NETWORKS, INC.

Signature	/s/ Douglas Sinclair
Name	Douglas Sinclair
Title	Chief Financial Officer
Date	September 28, 2004

ARTISOFT, INC.

Signature	/s/ Duncan G. Perry
Name	Duncan G. Perry
Title	Chief Financial Officer
Date	September 28, 2004

ATTACHMENT A
TO AGREEMENT BETWEEN VNI AND ARTISOFT

EFFECTIVE SEPTEMBER 28, 2004

LISTING OF C-DATA PATENTS

Vertical Networks Patents

Docket No.	Serial No.	Filing Date	Title	Status
VNI-001	09/055,072	04/03/98	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES	Issued - USP 6,181,694, 1/30/01
VNI-001B	09/751,948	12/28/00	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES	Issued - USP 6,292,482, 9/18/01
VNI-001C	09/951,283	09/13/01	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES	Issued - USP 6,389,009, 5/14/02
VNI-010	09/161,550	09/29/98	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME	Issued - USP 6,208,658, 3/27/01
VNI-011	09/163,596	09/29/98	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME	Issued - USP 6,343,074, 1/29/02
VNI-012	09/167,408	10/06/98	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME	Issued - USP 6,154,465, 11/28/00

VNI-012A	09/418,424	10/15/99

SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME(TELEPHONE INDICATOR FOR EMAIL)

Issued - 6,396,849, 5/28/02
VNI-012C	09/418,639	10/15/99

SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME  (DSP TAPPING METHOD)

Issued - USP 6,266,341, 7/24/01
VNI-012D	09/419,385	10/15/99

SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME  (DSP TAPPING APPARATUS)

Issued - USP 6,385,194, 5/7/02
VNI-012E	09/419,390	10/15/99

SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME(VOICEMAIL BROADCASTING)

Issued - USP 6,529,502, 3/4/03
VNI-012F	09/418,960	10/15/99

SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME  (BLOCK T-1 CHANNEL CONFIGURATION)

Issued - USP 6,445,682, 9/3/02
VNI-012J	09/433,809	11/03/99

SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME (VOICE/VIDEO/DATA OVER COMMON T-1)

Issued - USP 6,356,554, 3/12/02

VNI-012K	09/419,384	10/15/99

SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME(USER ASSIGNMENT OF PHYSICAL TELEPHONE)

Issued - USP 6,560,222, 5/6/03
VNI-012L	09/433,914	11/03/99

SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME (VERTICAL BUS & ISA/PCI BUS ARRANGEMENT)

Issued - USP 6,400,711, 6/4/02
VNI-012M	09/433,637	11/03/99

SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME (SUBSCRIBER DIRECTORY DOWNLOAD)

Issued - USP 6,289,025, 9/11/01
VNI-012N	09/433,651	11/03/99	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME	Issued - USP 6,298,045, 10/2/01
VNI-013	09/283,101	05/01/00	SYSTEMS AND METHOD FOR MULTIPLE VOICE AND DATA COMMUNICATIONS WHICH INCLUDES INTERFACE CARDS INCLUDING CONFIGURABLE CLOCKS THAT ARE DYNAMICALLY COUPLED TO A TDM BUS	Issued - USP 6,266,340, 7/24/01
VNI-015	09/368,460	08/04/99	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR IMPLEMENTING LANGUAGE CAPABILITIES USING THE SAME	Issued - USP 6,366,578, 4/2/02
VNI-018	09/849,326	05/04/01	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR IMPLEMENTING LANGUAGE CAPABILITIES USING THE SAME	Issued, USP 6,498,791, 12/24/02

VNI-016	09/369,038	08/04/99	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR IMPLEMENTING LANGUAGE CAPABILITIES USING THE SAME	6,633,848 10/14/03
	10/143,309	05/10/02	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES	6,744,758 6/1/04

Vertical Networks Patents Pending

VNI-001D	10/143,309	05/10/02	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES
VNI-001E	10/325,346	12/19/02	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES
VNI-005.CIP	09/843,642	04/25/01	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS HAVING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES, AND TELEPHONY STATION CARDS INCLUDING VOLTAGE GENERATORS
VNI-012I	10/325,763	12/18/02

SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR PERFORMING TELEPHONY AND DATA FUNCTIONS USING THE SAME (TELECONFERENCING)

VNI-016B			SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR IMPLEMENTING LANGUAGE CAPABILITIES USING THE SAME
VNI-017	09/680,634	10/06/00	SYSTEMS AND METHODS FOR PROVIDING VOICE/DATA COMMUNICATION SYSTEMS AND VOICE/DATA COMMUNICATIONS (PORTAL/PROVISIONING SERVICE)

VNI-018A	10/326,718	12/18/02	SYSTEMS AND METHODS FOR MULTIPLE MODE VOICE AND DATA COMMUNICATIONS USING INTELLIGENTLY BRIDGED TDM AND PACKET BUSES AND METHODS FOR IMPLEMENTING LANGUAGE CAPABILITIES USING THE SAME
VNI-019	10/188,260	07/01/02	METHOD AND APPARATUS FOR CONTROLLING TELEPHONE CALLS USING A COMPUTER CALL ASSISTANT
VNI-020	10/187,861	07/01/02	SYSTEMS AND METHODS FOR VOICE AND DATA COMMUNICATIONS INCLUDING A NETWORK DROP AND INSERT INTERFACE FOR AN EXTERNAL DATA ROUTING RESOURCE
VNI-021	10/188,244	07/01/02	SYSTEMS AND METHODS FOR VOICE AND DATA COMMUNICATIONS INCLUDING A SCALABLE TDM SWITCH/MULTIPLEXER
VNI-022	10/188,002	07/01/02	SYSTEMS AND METHODS FOR VOICE AND DATA COMMUNICATIONS INCLUDING HYBRID KEY SYSTEM/PBX FUNCTIONALITY
VNI-023	10/324,592	12/19/02	SYSTEMS AND METHODS FOR IMPROVED MULTISITE MANAGEMENT OF CONVERGED COMMUNICATION SYSTEMS AND COMPUTER SYSTEMS
VNI-024		08/09/04	SYSTEMS AND METHODS FOR IMPROVED MULTISITE MANAGEMENT AND REPORTING OF CONVERGED COMMUNICATION SYSTEMS AND COMPUTER SYSTEMS

ATTACHMENT B

LIST

@Comm

3Com

3M

Acme

Addtron Technology

Adtran

Agere Systems

Alcatel

Allied Telesyn

AMD

Anta Systems

Arlotto

Asante

Asterisk

Avaya

Avici Systems Inc

BBS Telecom

Belkin

BizFon

Black Box

Broadcom

Brooktrout

C3

Centrepoint Technologies

CNet

Comdial

Compex

Comverse Technology

Conexant

Convergent Networks

Coppercom

Dell

D-Link Systems

Dialexia

Enterasys Networks

Ericsson

Excel

Flexion/Four Tiers

Fujitsu

Genesys/Alcatel

GigaFast

Hawking Technologies

Hitachi

HP

Huawei

IndTeleSoft

Indyme

Intertex/Intergate

Interactive Intelligence

Intercall Systems’

Inter-Tel

Intervoice

Ishoni Networks

Iwatsu

Jasomi Networks

Kingston

LG Electronics

Marconi

MacroVoice Networks

MCK Communications

Mediatrix

Metrobility Optical Systems

MiLan Technology

Mitel

Motorola

Multi-Tech Systems

NEC

Netgear

Netopia

NewPort

Nortel

Norvergence

NMS Communications

Occam Networks

Oki

Panasonic

Performance Technologies

PMC Sierra

Protec Microsystems

Proxim

Quintum Technologies

RadVision

Royal Philips Electronics

Samsleipner

Samsung

Santera

Sentito

Shoreline

Siemens

SMC

Snom

SOHOware

Sylantro

SymantecSyndeo

Tandberg

Telindus

Tellabs

TelradTMC Corporation

Trendware International

US Robotics

Versatel Networks

Vina Technologies

Vocaldata

Vocalocity

Vocomo

Vodavi

Welltech

Westell

Zultys

Product lines of companies not specifically listed that are not IP-PBX type products